                                                                   Exhibit (h.3)

                               AMENDMENT AGREEMENT

      Amendment AGREEMENT, effective as of May 1, 2003, by and between ING Life Insurance and Annuity Company, a company organized under the laws of the State of Connecticut (the "Administrator") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

      WHEREAS the Administrator and Investors Bank entered into a Sub-Administration Agreement dated December 14, 2001 as amended from time to time (the "Sub-Administration Agreement"); and

      WHEREAS, the Administrator and Investors Bank desire to amend the Sub-Administration Agreement as set forth below.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.    Amendments.

      (a) Appendix A to the Sub-Administration Agreement is hereby amended by deleting such Appendix A in its entirety and replacing it with Appendix A attached hereto as Exhibit I.

2.    Miscellaneous.

      (a) Except as amended hereby, the Sub-Administration Agreement shall remain in full force and effect.

      (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.


INVESTORS BANK & TRUST COMPANY             ING LIFE INSURANCE AND ANNUITY
                                                    COMPANY

By:    /s/ Andrew M. Nesvet                By:    /s/ Laurie M. Tillinghast
       ---------------------------                ------------------------------

Name:  Andrew M. Nesvet                    Name:  Laurie M. Tillinghast
       ---------------------------                ------------------------------

Title: Managing Director                   Title: Vice President
       ---------------------------                ------------------------------

                                                                       EXHIBIT I
                                   Appendix A
                                   ----------

Series of ING Partners, Inc.:

                           Alger Growth Portfolio
                           Alger Aggressive Growth Portfolio
                           Alger Capital Appreciation Portfolio
                           American Century Small Cap Value Portfolio
                           Baron Small Cap Growth Portfolio
                           DSI Enhanced Index Portfolio
                           Goldman Sachs Capital Growth Portfolio
                           Goldman Sachs Core Equity Portfolio
                           JPMorgan Fleming International Portfolio
                           JPMorgan Mid Cap Value Portfolio
                           MFS Capital Opportunities Portfolio
                           MFS Global Growth Portfolio
                           MFS Research Equity Portfolio
                           OpCap Balanced Value Portfolio
                           PIMCO Total Return Portfolio
                           Salomon Brothers Aggressive Growth Portfolio
                           Salomon Brothers Fundamental Value Portfolio
                           Salomon Brothers Investors Value Portfolio
                           T. Rowe Price Growth Equity Portfolio
                           UBS Tactical Asset Allocation Portfolio
                           Van Kampen Comstock Portfolio